UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of John Hardig and Appointment of Sarah Glickman as Acting Chief Financial Officer

Effective as of August 15, 2018, John Hardig will step down as Chief Financial Officer of XPO Logistics, Inc. (the “Company”) and Sarah Glickman, Senior Vice President, Corporate Finance, will assume the role of acting Chief Financial Officer.

Ms. Glickman, 49, has served as Senior Vice President, Corporate Finance of the Company since June, 2018. Ms. Glickman’s more than 25 years of senior finance experience include her position as chief financial officer of business services for Novartis from January 2017 to May 2018, executive roles with Honeywell International from March 2006 to November 2016 and, prior to Honeywell, Bristol-Myers Squibb. During her 11 years with Honeywell, she served as chief financial officer of the fluorine products business, and as head of internal audit and director of finance operations. With Bristol-Myers Squibb, she had executive responsibility for corporate controllers and accounting, financial controls and compliance. Ms. Glickman began her career at PricewaterhouseCoopers. She is a CPA and a Chartered Accountant with a degree in economics from the University of York (UK).

Separation Agreement with John Hardig

On August 1, 2018, the Company entered into a letter agreement with Mr. Hardig setting forth the terms of his separation (the “separation agreement”). Pursuant to the separation agreement, Mr. Hardig will be eligible to receive a prorated 2018 annual bonus and will remain eligible to vest in 27,134 of the performance-based restricted stock units granted to him on February 9, 2016 that are scheduled to vest on February 9, 2019, subject to the achievement of the applicable performance goal, and which amount represents the pro rata portion of the 2018 installment of Mr. Hardig’s award calculated based on his service as Chief Financial Officer from January 1, 2018 through August 15, 2018. In addition, Mr. Hardig has agreed to provide advisory services to the Company on an as-needed basis through September 15, 2018.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreement, a copy of which is filed herewith as Exhibit 10.1.

Performance-Based Restricted Stock Unit Award to Ms. Glickman

In connection with Ms. Glickman’s appointment as acting Chief Financial Officer, the Company expects to grant her a performance-based restricted stock unit award with a grant date value of $2,500,000. Among other terms, the award will vest upon the following performance criteria: the Company’s achievement, prior to the fifth anniversary of the grant date of the award, of an average closing stock price of $200 per share over a period of 20 consecutive trading days.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Separation Agreement with John Hardig, dated August 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 1, 2018	XPO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis
Senior Vice President, Corporate Counsel